                                     [CABLETRON LOGO APPEARS HERE]

                                     35 Industrial Way
                                     Rochester, New Hampshire 03866

                                     June 17, 1997

Dear Stockholder:

  We cordially invite you to attend our 1997 Annual Meeting of Stockholders on July 10, 1997 at Cabletron Systems, Inc., Training Facility, Pease International Tradeport, Newington, New Hampshire.

  At this meeting you are being asked to elect two Class II directors.

  Your Board of Directors recommends that you vote in favor of this proposal. You should read with care the proxy statement which describes the nominees and presents other important information. Please complete, sign and return your proxy promptly in the enclosed envelope.

  We hope that you will join us on July 10, 1997.

                                          Sincerely,

/s/ S. Robert Levine                      /s/ Craig R. Benson
S. Robert Levine                          Craig R. Benson
President and Chief Executive             Chairman of the Board and Chief
 Officer                                   Operating Officer

                         [CABLETRON LOGO APPEARS HERE]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 10, 1997

  Notice is hereby given that the Annual Meeting of Stockholders of Cabletron Systems, Inc. will be held at Cabletron Systems, Inc., Training Facility, Pease International Tradeport, Newington, New Hampshire 03801, on July 10, 1997 at 10:00 a.m., Eastern Time, for the following purposes:

    1. To elect two Class II directors to serve until the 2000 Annual Meeting of Stockholders.

    2. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

  Only stockholders of record at the close of business on June 12, 1997 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any and all adjourned sessions thereof.

                                          By order of the Board of Directors,
                                          MICHAEL D. MYEROW, Secretary

Rochester, New Hampshire
June 17, 1997

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                            CABLETRON SYSTEMS, INC.
                               35 INDUSTRIAL WAY
                        ROCHESTER, NEW HAMPSHIRE 03866

                        ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 10, 1997

                                PROXY STATEMENT

  The enclosed form of proxy is solicited on behalf of the Board of Directors of Cabletron Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at Cabletron Systems, Inc., Training Facility, Pease International Tradeport, Newington, New Hampshire 03801, on July 10, 1997, at 10:00 a.m., and at any and all adjourned sessions thereof. A proxy may be revoked by a stockholder, at any time before it is voted, (i) by returning to the Company another properly signed proxy representing such shares and bearing a later date, (ii) by otherwise delivering a written revocation to the Secretary of the Company or (iii) by attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting. In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below.

  The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may communicate directly or by mail, telephone, or other communication methods with stockholders to solicit proxies. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

  The holders of record of shares of Common Stock, $.01 par value (the "Common Stock"), of the Company at the close of business on June 12, 1997 are entitled to receive notice of and to vote at the Meeting. As of that date the Company had issued and outstanding 157,643,121 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Meeting.

  It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to stockholders commencing on or about June 17, 1997.

  The Company's Annual Report to Stockholders, including consolidated financial statements for the year ended February 28, 1997, is being mailed to the Company's stockholders with this Proxy Statement.

                             ELECTION OF DIRECTORS

  The Board of Directors has voted to fix the number of directors at five. The Company's Restated Certificate of Incorporation, as amended, and by-laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Unless otherwise instructed, the enclosed proxy will be voted to elect the persons named below as Class II directors for a term of three years expiring at the 2000 Annual Meeting of Stockholders and until their successor is duly elected and qualified. If either of the nominees shall be unavailable as a candidate at the Annual Meeting, votes pursuant to the proxy will be voted either for a substitute nominee designated by the Board of Directors or, in the absence of such designation, in such other manner as the directors may in their discretion determine. Alternatively, in such a situation, the Board of Directors may take action to fix the number of directors for the ensuing year at three or four, depending on the number of nominees named herein who are then able to serve. The Board of Directors does not anticipate that any nominee will become unavailable as a candidate. The nominees as Class II directors, and the incumbent Class I and Class III directors are as follows:

                        NOMINEES AS CLASS II DIRECTORS
                               TERMS EXPIRE 2000

S. Robert Levine, 39
Director since 1983

  Mr. Levine founded the Company in March 1983 and has been President, Chief Executive Officer and a director of the Company since that date.

Donald F. McGuinness, 64
Director since 1989
Member of the Incentive Compensation Committee and Audit Committee

  Mr. McGuinness has been Chairman, President and Chief Executive Officer of Electronic Designs, Inc., a semiconductor memory company, since November 1987. From December 1983 until January 1987, Mr. McGuinness was Executive Vice President and Chief Operating Officer of Sprague Electric Company, an electronic components manufacturer.

                               CLASS I DIRECTOR
                               TERM EXPIRES 1999

Michael D. Myerow, 48
Director since 1989
Member of the Incentive Compensation Committee

  Mr. Myerow has been a partner in the Franklin, Massachusetts law firm of Myerow & Poirier since June 1987. He joined the firm in June 1986. From September 1979 to March 1986, Mr. Myerow was General Counsel of Exeter Equities, Inc., a consulting firm.

                              CLASS III DIRECTORS
                               TERMS EXPIRE 1998

Craig R. Benson, 42
Director since 1984

  Mr. Benson was Director of Operations of the Company from November 1984 until April 1989, when he became Chairman, Chief Operating Officer and Treasurer.

Paul R. Duncan, 56
Director since 1989
Member of the Incentive Compensation Committee and Audit Committee

  Mr. Duncan is Executive Vice President and President, Specialty Business Group since October 1995 and had been Executive Vice President and Chief Financial Officer from May 1985 to October 1995 and a director since February 1989 of Reebok International Ltd., a manufacturer of athletic footwear and apparel. Mr. Duncan is also a director of BGS Systems, Inc., a computer software company.

BENEFICIAL OWNERSHIP

  The following table sets forth the amount of Common Stock of the Company beneficially owned (as determined under the rules of the SEC), directly or indirectly, as of June 12, 1997, by (i) each director, each of the chief executive officer and all other executive officers of the Company in fiscal 1997, and by all directors and officers as a group and (ii) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company and the percentage of the class outstanding represented by each such amount.

                                                 SHARES OF COMMON
                                                STOCK BENEFICIALLY   PERCENT OF
                                                    NAME OWNED         CLASS
                                                ------------------   ----------
      S. Robert Levine (1)+....................     14,654,904(2)        9.3%
      Craig R. Benson (1)+.....................     19,266,166(3)       12.2
      Paul R. Duncan+..........................         53,334(4)        *
      Donald F. McGuinness+....................         89,200(4)        *
      Michael D. Myerow+.......................        445,550(4)(5)     *
      Christopher J. Oliver....................      1,803,424           1.1
      David J. Kirkpatrick.....................          7,675(4)        *
      All directors and officers as group (7
       persons)................................     36,320,253          23.0
      Putnam Investments, Inc. ................     11,267,116(6)        7.1%
       One P.O. Box Square
       Boston, MA 02109

---------------------
*  Less than 1%
+  Director of the Company
(1) Mr. Levine's and Mr. Benson's address is c/o Cabletron Systems, Inc., 35 Industrial Way, Rochester, New Hampshire 03866.
(2) Includes (I) 463,100 shares held in the Levine Family Charitable Trust and
    (ii) 2,373,693 shares as to which Mr. Levine has voting control only.
(3) Includes 1,400 shares held in the Benson Family Charitable Trust.
(4) Includes options held by Messrs. Duncan, McGuinness, Myerow and Kirkpatrick exercisable with respect to 50,000, 71,000, 58,000 and 7,000 shares, respectively.
(5) Includes a total of 375,000 shares held in two trusts for the benefit of the children of Messrs. Benson and Levine, respectively. Mr. Myerow is the sole trustee of each trust. Excludes 6,600 shares held by Mr. Myerow's spouse as custodian for their children, as to which shares Mr. Myerow disclaims beneficial ownership.
(6) Based upon information contained in Schedule 13G filed with Securities and Exchange Commission for Putnam Investments, Inc. on January 28, 1997.

BOARD OF DIRECTORS AND COMMITTEE ORGANIZATION

  During the Company's fiscal year ended February 28, 1997, the Board of Directors of the Company held a total of twelve meetings. The Company has a standing Audit Committee and a standing Incentive Compensation Committee. No director attended fewer than 75% of the Board of Directors meetings or meetings of committees of the board on which he served.

  The Audit Committee, which held one meeting during fiscal 1997, reviews with management and the Company's independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent public accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Committee deems appropriate. In addition, the Committee reviews with management such matters relating to compliance with corporate policies as the Committee deems appropriate. Messrs. Duncan and McGuinness, neither of whom is an executive officer or employee of the Company, currently serve on the Audit Committee.

  The Incentive Compensation Committee of the Board of Directors acted pursuant to written consent on 62 occasions and held one committee meeting during the fiscal year ended February 28, 1997. In general, the function of the Incentive Compensation Committee is to review the operation of the Company's 1989 Equity Incentive Plan and related programs of the Company. Messrs. Duncan, McGuinness and Myerow, none of whom is an executive officer or employee of the Company, currently serve on the Incentive Compensation Committee. In order to comply with certain provisions of the Securities Exchange Act of 1934 and the Internal Revenue Code of 1986, Mr. Myerow does not participate in the administration of the 1989 Equity Incentive Plan and related programs of the Company in connection with awards to named executive officers of the Company.

DIRECTOR COMPENSATION

  For their services to the Company, non-employee directors receive an annual retainer of $10,000, plus $750 for each Board and committee meeting attended during the year. Directors who are employed by the Company do not receive compensation for attendance at Board or committee meetings. Outside directors are reimbursed for any expenses attendant to Board membership.

  Pursuant to the Company's Directors' Option Plan, Messrs. Duncan, McGuinness and Myerow were initially granted options to purchase 100,000, 150,000 and 190,000 shares, respectively, of Common Stock upon the consummation of the Company's initial public offering in 1989. Subsequent to 1989, under this Plan each non-employee director has been automatically granted an option to purchase 25,000 additional shares of Common Stock on the day after the date of each Meeting of Stockholders of the Company and similar grants will be made to each eligible director after this year's Annual Meeting. Options under the Directors' Option Plan are granted at their fair market value on the date of grant, vest over a period of three years and expire six years from the grant date.

EXECUTIVE COMPENSATION

  The following table below discloses the compensation received by the Company's Chief Executive Officer and the Company's three other executive officers for the fiscal years ended February 28, 1997, February 29, 1996 and February 28, 1995.

                          SUMMARY COMPENSATION TABLE

                                                            LONG TERM
                                   ANNUAL COMPENSATION    COMPENSATION
                                  --------------------- -----------------
                                                        SHARES UNDERLYING
NAME AND PRINCIPAL POSITION  YEAR SALARY($)(1) BONUS($)      OPTIONS
---------------------------  ---- ------------ -------- -----------------
S. Robert Levine             1997    51,039       0             0
 President and               1996    52,200       0             0
 Chief Executive Officer     1995    52,000       0             0
Craig R. Benson              1997    52,000       0             0
 Chairman and                1996    52,000       0             0
 Chief Operating Officer     1995    52,000       0             0
Christopher J. Oliver        1997   275,000       0             0
 Director of Engineering and 1996   275,000       0             0
 Manufacturing               1995   275,000       0             0
David J. Kirkpatrick         1997   213,421     80,000       30,000
 Director of Finance and     1996   174,952     65,000       20,000
 Chief Financial Officer     1995   161,682     60,000        5,000

---------------------
(1) Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred by certain executive officers at their election pursuant to the Cabletron Systems, Inc. 401(k) Saving and Investment Plan.

                                 OPTION TABLES

  The following table below sets forth, for applicable executive officers in the Summary Compensation Table, information regarding individual grants of options made in the last fiscal year, and their potential realizable values.

           OPTION GRANTS IN THE FISCAL YEAR ENDED FEBRUARY 28, 1997

                                                                          POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED ANNUAL
                        NUMBER         % OF                                  RATES OF STOCK
                       OF SHARES   TOTAL OPTIONS                           PRICE APPRECIATION
                      UNDERLYING    GRANTED TO    PER SHARE                FOR OPTION TERM(2)
                        OPTIONS    EMPLOYEES IN    EXERCISE   EXPIRATION -----------------------
NAME                  GRANTED (#)   FISCAL YEAR  PRICE ($/SH)    DATE      5 %($)     10 %($)
----                  -----------  ------------- ------------ ---------- -----------------------
David J. Kirkpatrick    30,000(1)         1%       $30.375     10/18/06  $  573,080 $  1,452,298

---------------------
(1) The option is exercisable in annual increments of 4,000 shares over the next five years.
(2) These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the Securities and Exchange Commission. The potential realizable values stated are not discounted to present value.

  The following table below depicts option exercise activity in the last fiscal year and fiscal year-end option values with respect to applicable executive officers named in the Summary Compensation Table. The fair market value of the Company's Common Stock on the New York Stock Exchange at February 28, 1997 was $30.00 per share.

     AGGREGATE OPTION EXERCISES IN THE FISCAL YEAR ENDED FEBRUARY 28, 1997
                      AND FEBRUARY 28, 1997 OPTION VALUES

                                                     NUMBER OF
                                                      SHARES         VALUE OF
                                                    UNDERLYING     UNEXERCISED
                                                    UNEXERCISED    IN-THE-MONEY
                                                      OPTIONS        OPTIONS
                          SHARES                    AT 2/28/97      AT 2/28/97
                         ACQUIRED        VALUE     EXERCISABLE/    EXERCISABLE/
NAME                  ON EXERCISE (#) REALIZED ($) UNEXERCISABLE  UNEXERCISABLE
----                  --------------- ------------ ------------- ----------------
David J. Kirkpatrick      24,000        $442,670   7,000/64,000  $21,399/$203,061

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Board of Directors. The Board's Incentive Compensation Committee, comprised of the Company's three outside directors, Messrs. Duncan, McGuinness and Myerow, determines the recipients and terms of all grants of stock-based incentive awards under the Company's 1989 Equity Incentive Plan except for grants of stock-based incentive awards to named executive officers, in which case only Messrs. Duncan and McGuinness participate in determining the recipients and terms of such grants.

  The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing computer networking industry. This report is submitted by the Board of Directors and addresses the Company's compensation policies for fiscal 1997 as they affected the Company's executive officers.

  Section 162(m) of the Internal Revenue Code of 1986 limits to $1 million the deductible portion a public company may claim in any year for compensation to the chief executive officer and the four other most highly compensated executive officers unless conditions related to such compensation are satisfied. Executive officer compensation in fiscal 1997 was not impacted by section 162 (m) because compensation levels were below the threshold established by that statute, and the Board does not expect 162(m) to impact executive compensation in the foreseeable future.

  In determining the Company's executive compensation program the Board has drawn a distinction between Mr. Levine, the Company's President and Chief Executive Officer, and Mr. Benson, the Company's Chairman and Chief Operating Officer, on the one hand, and the Company's other executive officers on the other.

 Compensation for Messrs. Levine and Benson

  Mr. Levine and Mr. Benson currently own 21.5% of the Company's outstanding Common Stock. As the Company's principal stockholders, Messrs. Levine and Benson have participated very directly in the increase in value of the Company's Common Stock since its initial public offering. Accordingly, the Board of Directors has determined that their cash compensation may remain low, both absolutely and in relation to their contributions to the Company's growth. Therefore, Messrs. Levine's and Benson's salaries have not increased since the Company's initial public offering. The relatively low salary levels of Messrs. Levine and Benson are not determined by comparison to other companies in the industry or to the Company's corporate performance. Rather, the Board of Directors has determined that it is in the best interest of the Company that Messrs. Levine's and Benson's primary form of compensation for their leadership of the Company be derived from sales and increases in value of their Common Stock.

  The Board of Directors believes the leadership of Messrs. Levine and Benson has been crucial to the Company's outstanding growth record. The Company's overall compensation program for Messrs. Levine and Benson may change in the future as their respective shareholdings decrease to levels at which sales of their existing holdings do not adequately compensate them for their job performance. In particular, cash compensation levels for Messrs. Levine and Benson may, in the future, be based much more directly upon corporate performance, individual contribution and compensation levels for competitive positions in the industry, as is the case for the Company's other executive officers. In addition, the Incentive Compensation Committee may determine that it is in the best interests of the Company and its stockholders to include Messrs. Levine and Benson in the Company's stock-based incentive program.

 Compensation for Executive Officers other than Messrs. Levine and Benson

  The compensation program for the Company's executive officers other than Messrs. Levine and Benson is based on the philosophy that cash compensation should vary with the performance of the Company and any long-term incentive should closely align the officers' interests with the interests of the Company's stockholders. Additionally, the Company is committed to providing an executive compensation program that attracts and retains highly qualified executives.

  Compensation for the executive officers other than Messrs. Levine and Benson consists of base salary, an incentive cash bonus segment and a stock-based incentive bonus segment. In setting base salary levels, the Board of Directors reviews compensation for competitive positions in the industry and the historical compensation levels of the executives. Increases in annual salaries year-to-year are based upon corporate performance and merit ratings measured by actual individual performance (against targeted performance) and various subjective performance criteria. The Board does not formally weigh these factors. Incentive cash bonuses are based on the Company's meeting or exceeding certain specified financial targets. In fiscal 1997, the Company exceeded its targets and thus Mr. Kirkpatrick was awarded a bonus of $80,000, paid in quarterly installments.

  The Company seeks to provide long-term compensation through its stock-based incentive compensation program. Stock options are granted to aid in the retention of key employees, including eligible named executives, and to align the interests of key employees with those of stockholders. Stock options are granted at a price equal to the fair market value on the date of grant. Stock options typically are granted on an annual basis and become exercisable over a five-year period. They are granted to key employees, including the named executive officers, based on current performance, anticipated future contribution based on that performance, ability to contribute to the achievement of the Company's strategic goals and objectives, taking into account awards generally made to persons in competitive positions in the industry, as well as the individual's current level of Company stock holding. The size of the award is also determined based upon these factors. In fiscal 1997, stock options for key employees, including eligible named executive officers, were granted upon recommendation of the management and approval of the Incentive Compensation Committee.

  Consistent with the parameters of the Company's stock-based incentive compensation program, Mr. Oliver, in light of his significant stockholdings in the Company and the resulting alignment of his interests with those of the Company's stockholders, has not been awarded options or other stock-based incentives. Mr. Kirkpatrick, in contrast, has been awarded significant stock-based incentives. Details on stock options granted to the named executive officers are provided in the table entitled "Option Grants in the Fiscal Year Ended February 28, 1997." Current levels of stock ownership are provided in the table entitled "Beneficial Ownership."

  The Company maintains a broad-based, qualified employee stock purchase plan to encourage employee ownership of Cabletron stock. Participation in the Plan is generally open to all employees after six months of continuous employment. This plan allows participants to buy Cabletron stock at a discount to the market price with up to 10% of their salaries, subject to a maximum dollar value.

 Compensation Committee Interlocks and Insider Participation

  During fiscal 1997, the law firm of Myerow & Poirier, of which Mr. Myerow is a partner, from time to time provided legal services to the Company, for which the Company paid such firm a total of approximately $263,700. The Company expects to continue to retain the services of this firm from time to time during fiscal 1998.

  With respect to the above matters, the Board of Directors, including members of its Incentive Compensation Committee in such capacity, submits this report.

                                          BOARD OF DIRECTORS
                                          Craig R Benson
                                          S. Robert Levine
                                          Michael D. Myerow*
                                          Paul R. Duncan*
                                          Donald F. McGuinness*
---------------------
* Member of Incentive Compensation Committee

                       COMPARISON OF STOCKHOLDER RETURN

  The graph below compares cumulative total shareholder returns for the Company for the preceding five fiscal years with the S&P 500 Index and the S&P Communication-Equipment/ Manufacturer Index. The graph assumes the investment of $100 at the commencement of the measurement period with dividends reinvested.

 COMPARISON OF CUMULATIVE TOTAL RETURN FROM FEBRUARY 29, 1992 THROUGH FEBRUARY
                                   28, 1997

                CABLETRON SYSTEMS, INC., S&P 500 INDEX AND S&P
                  COMMUNICATION-EQUIPMENT/MANUFACTURER INDEX




                             [GRAPH APPEARS HERE]


                            CUMULATIVE TOTAL RETURN

                                                2/92 2/93 2/94 2/95 2/96 2/97
                                                ---- ---- ---- ---- ---- ----
Cabletron Systems, Inc.                         $100 $129 $206 $163 $309 $248
S&P 500 Index                                   $100 $111 $120 $129 $173 $219
S&P Communication-Equipment/Manufacturer Index  $100 $102 $ 99 $111 $185 $205

  Each of the Report of the Board of Directors on Executive Compensation and the Performance Graph set forth above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise to deemed filed under such Acts.

               QUORUM, REQUIRED VOTES, AND METHOD OF TABULATION

  Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

  The nominees for election as a director at the Meeting will be elected if they receive a plurality of votes properly cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a particular matter or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

                             CERTAIN TRANSACTIONS

  See the discussion under the caption "Compensation Committee Interlocks and Insider Participation" relating to Mr. Myerow.

  During fiscal 1997 the Company purchased 200,000 shares, at an aggregate cost of $200,000, of Vitts Corporation. Mr. Oliver, the Director of Engineering and Manufacturing of the Company, owns approximately 80% of the outstanding stock of Vitts Corporation.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

  The Board of Directors has selected the firm of KPMG Peat Marwick LLP, independent auditors, as auditors for the Company for the fiscal year ending February 28, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders submitted for consideration at the 1998 Annual Meeting of Stockholders must be received by the Company not later than February 7, 1998 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                           SECTION 16(A) BENEFICIAL
                        OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with all copies of
Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended February 28, 1997, all filing requirements were timely satisfied except that S. Robert Levine filed four reports late, including a Form 5 covering fiscal year 1996, covering twenty-seven transactions and Christopher J. Oliver filed two reports late covering two transactions.

                                OTHER BUSINESS

  The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable.

                                                                        +++++++
[X] PLEASE MARK VOTES                                                         +
    AS IN THIS EXAMPLE                                                        +

                                   1.  Election of Directors:
       -----------------------         Nominees as Class II
       CABLETRON SYSTEMS, INC.         Directors - Term Expires
       -----------------------         2000                        With- For All
                                                             For   hold  Except

                                          S. Robert Levine   [_]    [_]   [_]
                                       Donald F. McGuinness

                                       NOTE:  If you do not wish your shares
                                       voted "For" a particular nominee, mark
                                       the "For All Except" box and strike a
                                       line through the nominee's name.  Your
                                       shares will be voted for the remaining
                                       nominee.

       RECORD DATE SHARES:


                                                ---------------------
   Please be sure to sign and date this Proxy.   Date
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---Stockholder sign here-----------Co-owner sign here----------------


Mark box at right if an address change or comment has been noted
on the reverse side of this card.                                         [_]

DETACH CARD                                                          DETACH CARD


                            CABLETRON SYSTEMS, INC.

          Dear Shareholder,

          Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Stockholders, July 10, 1997.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,

          Cabletron Systems, Inc.

                            CABLETRON SYSTEMS, INC.

             Proxy for the Meeting of Stockholders, July 10, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Craig R. Benson and S. Robert Levine, and each of them, as attorneys and proxies, with full power of substitution, to represent and to vote at the Annual Meeting of Stockholders of Cabletron Systems, Inc. (the "Company") to be held at the Cabletron Systems Training Facility, Pease International Tradeport, Newington, New Hampshire 03801, on July 10, 1997 at 10:00 a.m., and at any and all adjourned sessions thereof, all shares of Common Stock of the Company which the undersigned could vote, if present, in such manner as they determine on any matters which may properly come before the meeting and to vote on the following, as specified below, on the reverse side hereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AND FOR THE MATTERS SPECIFIED ON THE REVERSE HEREOF.

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PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.
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Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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